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                                                                  Exhibit 10-7

(Official translation from German)


                                                                           156

                                                                      Annex 14
                              Agreement on the obligations of the shareholders


                Agreement on the obligations of the shareholders
                                     Between

                           Mercer International, Inc.
                      (hereinafter referred to as "MERCER")

                      Spezialpapierfabrik Blankenstein GmbH
               (hereinafter referred to as "SPEZIALPAPIERFABRIK"),

             Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH
                 (hereinafter referred to as "VERWALTUNGS-GMBH")

                                 on the one side

                                       and

               BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHFT
                 (hereinafter referred to as "HypoVereinsbank")

                                on the other side


Zellstoff- und Papierfabrik Rosenthal GmbH & Co KG (hereinafter referred to as "BORROWER") is a joint-venture company founded in the legal form of a GmbH & Co KG on 31.12.1997, with Zellstoff- und Papierfabrik Rosenthal
Verwaltungs-GmbH as partner with unlimited liability, and Spezialpapierfabrik Blankenstein GmbH as limited partner.

The BORROWER intends to convert the existing pulp mill in Blankenstein/ Thuringen into a mill producing on sulphate basis, in which bleached kraft pulp from softwood is to be produced (hereinafter referred to as "PROJECT").

MERCER agreed to function as a sponsor.

MERCER owns (indirectly through Zellstoff- und Papierfabrik Rosenthal Holding GmbH, Heidenau) 99% of shares in the SPEZIALPAPIERFABRIK, (indirectly through SPEZIALPAPIERFABRIK) 100% of shares in the VERWALTUNGS-GMBH, and (indirectly through SPEZIALPAPIERFABRIK) 100% of participation in a limited partnership of the BORROWER.

SPEZIALPAPIERFABRIK owns 100% of shares in VERWALTUNGS-GMBH.

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BAYERISCHE VEREINSBANK AKTIENGESELLSCHAFT and BAYERISCHE HYPOTHEKEN- UND
WECHSEL-BANK agreed, as INITIAL LENDERS, to provide the BORROWER with a project financing loan in the amount of DM 508 million on the basis of the LOAN CONTRACT of 6.7.1998 (hereinafter referred to as "LOAN CONTRACT").

Effective as of 31.8.1998, BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AKTIENGESELLSCHAFT merged with BAYERISCHE VEREINSBANK AKTIENGESELLSCHAFT, wherein the name of the acquiring company was simultaneously changed into BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT.

The signing of this agreement on the obligations of the shareholders is a suspense condition for the obligations of the BANKS under the LOAN CONTRACT.

This point having been cleared, MERCER, SPEZIALPAPIERFABRIK, and VERWALTUNGS-GMBH (hereinafter referred to as "SHAREHOLDERS") have agreed with the BANKS on the following:

    1.  DEFINITIONS

        The terms and notions used in this Agreement, unless otherwise defined, shall have the meaning ascribed to them in the LOAN CONTRACT.

    2.  Obligations of Mercer

        MERCER undertakes towards the banks:

            a) to maintain a direct or indirect participation interest of at least 51% in the capital of SPEZIALPAPIERFABRIK and VERWALTUNGS-GMBH as well as in the limited liability capital of the BORROWER, unless a third party that owns at least 51% of the particular capital or of the participation in the limited liability company, assumes all obligations of MERCER resulting from this Agreement after consent has been given, in advance and in writing, by the REPRESENTATIVE (as subsequently defined in Point 6 (d) of this Agreement), which must not be wilfully refused taking into account the interests of the BANKS, and

            b) to sufficiently fund SPEZIALPAPIERFABRIK so that SPEZIALPAPIER-FABRIK can meet its obligations set out under Points 3 (a) or 3 (b) of this Agreement, and further to guarantee that SPEZIALPAPIERFABRIK and VERWALTUNGS-GMBH take proper care to meet their obligations towards the BANKS resulting from this Agreement.

    3.  Obligations of Spezialpapierfabrik

        Spezialpapierfabrik undertakes towards the banks to do the following:

            a) It will ensure that the BORROWER has at its disposal, at the latest before the BORROWER'S first drawing from the loan under the LOAN CONTRACT, capital contributions and/or subordinated partner loans on the basis of the provision under Article 4.1
                (h) of the LOAN CONTRACT in the total amount of at least DM 45 millions.

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            b)

                (i) in case the total construction costs (as shown in the
                    table on page 2 of the FIRST CASH FLOW MODEL under "Total Construction Costs") exceed the amount of DM 572,150,000 (according to a confirmation issued by the TECHNICAL ADVISOR) and/or the total financing costs (as shown in the table on page 3 of the FIRST CASH FLOW MODEL under "Total Financing Costs") exceed the amount of DM 89,709,000, upon request made by the REPRESENTATIVE, SPEZIALPAPIERFABRIK shall provide additional funds from own sources and/or additional subordinated partner loans in the amount of up to DM 38,800,000, doing so in both cases to an amount that is reasonably considered necessary by the REPRESENTATIVE in order for the BORROWER to be able to finance the amounts exceeding the abovementioned costs (while taking into consideration the availability of amounts under the MAIN TRANCHE pursuant to Article 5.4 of the LOAN CONTRACT); however, this shall not apply, if the BORROWER has arranged that sufficient funds are transferred from the PARTNER ACCOUNT to the REVENUE SUMMARY ACCOUNT, or has otherwise proved, to full satisfaction of the REPRESENTATIVE, that the BORROWER has at its disposal additional internal funds and/or subordinated partner loans to pay for the exceeding costs.

               (ii) SPEZIALPAPIERFABRIK further undertakes, after the expiry of the COMPLETION DATE, upon request made by the REPRESENTATIVE, to provide the BORROWER with additional internal funds from own resources and/or subordinated partner loans up to the amount of the difference of DM 25 million less all actually provided internal funds from own sources and/or subordinated partner loans including all amounts actually drawn under the OWN CAPITAL COLLATERAL, and to prevent the commencement of any bankruptcy proceedings started against the BORROWER, doing so to an amount that, in reasonable consideration of the REPRESENTATIVE and under application of due diligence of a prudent businessman, is necessary to permanently ward off the circumstances causing the danger of commencing bankruptcy proceedings against the BORROWER

            c) In addition, SPEZIALPAPIERFABRIK undertakes make the BORROWER meet, in due form and time according to the applicable law, its obligations pursuant to Article 19.4.1 (r) of the LOAN CONTRACT.

            d) SPEZIALPAPIERFABRIK undertakes not to demand any payment from the BORROWER under the SUBORDINATED LOANS, should this result in the BORROWER breaching his obligations under Article
                19.4.2 (d). Furthermore, SPEZIALPAPIERFABRIK shall ensure that the agreement on SUBORDINATED LOANS agree, in form and content, with the draft agreed upon with the BANKS (in accordance with Annex 1 to this Agreement), and that

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                no amendment be made to the agreements regarding the
                SUBORDINATED LOANS without a prior written approval by the REPRESENTATIVE.

            e) SPEZIALPAPIERFABRIK undertakes not to approve any reduction in the limited-liability capital (as defined in Article 3 of the Memorandum of Association of the BORROWER) of the BORROWER, as long as principle amounts are owed under the LOAN CONTRACT.

            f) SPEZIALPAPIERFABRIK undertakes to maintain its direct participation interest in the capital of VERWALTUNGS-GMBH and in the limited-liability capital of the BORROWER in the amount of at least 51% (unless a prior written consent given by the REPRESENTATIVE is procured, which must not be wilfully refused).

            g)  SPEZIALPAPIERFABRIK undertakes

                (i) not to recall Mr. Ron Aurell from his position of General
                    Manager of VERWALTUNGS-GMBH before the expiry of six months from the COMPLETION DATE, unless another expert experienced in the pulp and paper industry is appointed to his position with consent given by the REPRESENTATIVE, which consent must not be wilfully refused.

               (ii) To appoint only experts experienced in the pulp and paper industry or financial experts to the position of general manager of VERWALTUNGS-GMBH after the expiry of this period.

            h) SPEZIALPAPIERFABRIK undertakes not to approve any addendum or amendment to or waive of in relation to the Memorandum of Association of the BORROWER, if this would substantially affect the rights of the REPRESENTATIVE and the BANKS under the LOAN CONTRACT.

            i) SPEZIALPAPIERFABRIK undertakes to arrange for the issuance of an EQUITY COLLATERAL in favour of the BANKS and the BORROWER in the amount of DM 25 million, that serves as collateral for its own obligation to provide internal funds from own sources in accordance with the preceding Point 3 b (1) and (ii), and, to the extent that it is provided in the form of a collateral for provision of internal funds from own sources, must essentially correspond with the draft attached in Annex 2 to this Agreement. The EQUITY COLLATERAL shall be released by the BANKS (A) to the extent, to which SPEZIALPAPIERFABRIK provides funds in accordance with Point 3 (b) (i) or (ii), or
                (B) after the COMPLETION DATE to the extent, to which funds - that would otherwise be available for payout to SPEZIALPAPIERFABRIK pursuant to Article 20.2 (b) of the LOAN CONTRACT - the are remitted from the PARTNER ACCOUNT to a security account held with VEREINSBANK, branch office in Dresden under the name of the BORROWER, which security account serves as a collateral for the obligations of SPEZIALPAPIERFABRIK in accordance with Point 3 (b) (ii) (irrespective of the fact, whether or not the BORROWER made any profit in the immediately preceding business year). This account must be pledged to the BANKS and the BORROWER as a collateral for the SPEZIALPAPIERFABRIK's obligation to provide funds from own sources

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                in accordance with Point 3 (b) (ii) of this Agreement
                according to a reasonable pledge contract demanded by the REPRESENTATIVE.

            j) SPEZIALPAPIERFABRIK undertakes, as long as there exist any due amounts to be repaid under the LOAN CONTRACT or some other payment obligation under the LOAN CONTRACT, to provide the REPRESENTATIVE with copies, in sufficient numbers for all LENDERS, of the following documentation that must be prepared in conformity with all relevant statutory and professional requirements as well as according to generally accepted accounting principles.

                - as soon as available, however no later than ninety (90) days after the end of every business year, a set of its audited financial statements including a balance sheet, income statement, auditor's report for SPEZIALPAPIERFABRIK, and the additional taxation balance sheet with regard to its participation as limited-liability partner in the BORROWER;

                - as soon as available, however no later than sixty (60) days after the end of every business half-year, a set of interim half-year financial statements including a balance sheet and income statement;

                - as soon as available, the tax returns and tax assessments of SPEZIALPAPIERFABRIK as well as uniform and separate determination of profits of the BORROWER in relation to the revenue of SPEZIALPAPIERFABRIK and/or the BORROWER.

                This financial information (except for the tax return and the statements of determination of profits) must be prepared in the English language or in English translation and certified by SPEZIALPAPIERFABRIK, and handed over to the REPRESENTATIVE.

            k) SPEZIALPAPIERFABRIK undertakes to provide the REPRESENTATIVE with a copy of any SUBORDINATED LOAN [agreement] agreed upon with the BORROWER.

            The obligations of SPEZIALPAPIERFABRIK in accordance with paragraphs (a), (b), (c), and (i) are valid also towards the BORROWER as the beneficiary party pursuant to Section 328 of BGB [German Civil Code].

    4.  Obligations of Mercer and Spezialpapierfabrik

        MERCER and SPEZIALPAPIERFABRIK undertake to meet all essential aspects of the obligations assumed under the PURCHASE CONTRACT of July 3, 1994 concluded with the TREUHANDANSTALT, ANSTALT DES OFFENTLICHEN RECHTS, with respect to the participation interests of the BORROWER (in its subsequently amended version).

    5.  Obligations of the shareholders

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        The SHAREHOLDES undertake towards the BANKS:

            a) not to demand any distribution of dividends or other payment from the BORROWER and/or, in the case of MERCER, not to demand such payout, that would result in the BORROWER to breach its obligations under the LOAN CONTRACT.

            b) Not to initiate any judicial proceedings against the BORROWER and not to adopt any resolution on the liquidation or dissolution of the BORROWER without prior written approval by the REPRESENTATIVE, which must not be wilfully refused while taking into consideration the interests of the BANKS; and

            c) To immediately pay back the BORROWER any amount that they have received from the BORROWER (including by way of offsetting mutual receivables) (in their respective functions of a partner of unlimited liability, partner with limited liability and, in the case of SPEZIALPAPIERFABRIK, as lender of subordinated loans), if this payment would result in the BORROWER to breach its obligations under the LOAN CONTRACT, or - in the case of a re-payment instalment under the SUBORDINATED LOAN - if such payment was not yet due.


    6.  MISCELLANEOUS

            a) This Agreement as well as the rights and obligations of the SHAREHOLDERS and the BANKS are governed by the law of the Federal Republic of Germany and shall be interpreted in conformity with the law of the Federal Republic of Germany. The place of performance of this Agreement shall be Munich. Munich shall be the place of jurisdiction for any disputes arising from or in connection with this Agreement. However, the REPRESENTATIVE has the right, at his discretion, to initiate judicial proceedings in any other jurisdiction, where some assets of the SHAREHOLDERS are located.

            b) MERCER herewith appoints SPEZIALPAPIERFABRIK to be its domestic representative, however, only with regard to such judicial proceedings that have been initiated against MERCER in the Federal Republic of Germany in connection with this Agreement.

            c) Should a provision of this Agreement be or become fully or partially invalid, the remaining provisions shall remain in force. The invalid provisions shall be interpreted in conformity with the will expressed by the parties and the purpose of this Agreement.

            d) HypoVereinsbank (called "REPRESENTATIVE" in this capacity) represents any other bank, to which any rights and obligations from this Agreement devolve, in all aspects of this Agreement.

            e) The BANKS have the right to transfer their rights and obligations resulting from this Agreement to a third party, as long as they transfer to this third party the shares of their credit line [balances] in accordance with Article 30 of the LOAN CONTRACT. The SHAREHOLDERS took note that according to the terms and conditions of the DEUTSCHE AUSGLEICHSBANK (hereinafter referred to as "DtA")

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                and/or of the KREDITANSTALT FUR WIEDERAUFBAU (hereinafter
                referred to as "KfW) the BANKS my be bound to transfer their rights and obligations resulting from this Agreement to DtA and/or KfW, if the BANKS have committed themselves, towards DtA and/or KfW, to assumption of liability for the loans provided to the BORROWER.

            f) Any addenda and amendments to this Agreement must be made in writing.

            g) This Agreement shall remain in force as long as any amounts (capital, interest, dues or other) are owed under the LOAN CONTRACT, wherein MERCER shall be released from all obligations as soon as MECER, in conformity with Point 2 (a) no longer owns at least 51% of shares or limited-liability partner share in SPEZIALPAPIERFABRIK, VERWALTUNGS-GMBH, and the BORROWER.

.....................                .................................
                                    Mercer International, Inc.

....................                 ............................................
                                    Spezialpapierfabrik Blankenstein GmbH

.....................                ..........................................................
                                    Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH
Munich, 2.11.99
....................                 .........................................................
                                    Bayerische Hypo- und Vereinsbank Aktiengesellschaft



We herewith undertake to act a domestic representative of Mercer
International, Inc. in accordance with the above Point 6 b).

....................                 ............................................
                                    Spezialpapierfabrik Blankenstein GmbH